Exhibit 1 (A) (10)

                 Form of Application for Flexible Premium
                      Variable Life Insurance Policy

                                   [WRL LOGO]
                   Western Reserve Life Assurance Co. of Ohio

                                  Application
                                      for
                                 Life Insurance

            Agent Name: ____________________________________________

            Agent Number: __________________________________________

            Broker/Dealer: __________________________________________

            Date Faxed to Application Link: ____________________________

            P.O. Box 5068 /bullet/ Clearwater, FL /bullet/ 34618-5068
                                 1-800-443-9975
                      Application Link Fax: 1-800-473-9161

                  INSTRUCTIONS FOR COMPLETING THE APPLICATION &

                             USING APPLICATION LINK

            DO NOT USE APPLICATION LINK FOR JOINT AND SURVIVOR CASES

      A.    APPLICATION COMPLETION INSTRUCTIONS

            1. Complete all sections in their entirety. All questions must be answered and details provided for any "YES" answers.

            2. If more than 3 other insureds, use additional application for each additional insured. Reference the primary insured and their APP numbers so that applications can be combined.

            3. If additional space for primary and contingent beneficiary designations is required, use a separate sheet of paper signed and dated by the applicant.

            4. Obtain all required signatures of the "Proposed Insured", "Additional Insureds" and "Applicant/Owners" on the APPLICATION and the MEDICAL AUTHORIZATION. See Page 4.

            5. If any premium is collected with the application, be certain to leave the conditional receipt with the client.

            6. ALWAYS leave the "Notice to Applicant" with the client.

      B.    USING APPLICATION LINK

            1. Fax application pages 1, 2, 3, 4 & 6 and cover sheet to 1-800-572-0152.

            2. There will be no need for you to order Exam and Blood Requirements, Attending Physician Statements, Inspection Reports.

                     /diamond/ If you wish to order your own Medical
                               Requirements, please check the boxes in #5 for the requirements you are ordering.

                     /diamond/ If you want Application Link to order the
                               requirements, check the box in #5 indicating
                               Application Link will order requirements.

                              APPLICATION LINK WILL DO IT FOR YOU !

            3. If you need to check the status on any underwriting requirement ordered by APPLICATION LINK, call:

                                          1-800-473-9158

            4. For an update on all underwriting and issue activity, check the BIRT! System for details.

            5. Mail original application along with the initial premium to WRL.

      C.    IF NOT USING APPLICATION LINK

            1. Order all necessary Medical Requirements through one of our Approved Paramed Services.

            2.    Mail completed Application, Additional forms, etc. to WRL.

                                                                 No.

                               CONDITIONAL RECEIPT

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO ("WRL") has received from ______________________________________ this __________ day of
_____________________, 19____ a premium deposit of $____________ in connection with an application for life insurance, said application bearing the same number as set forth above. Unless the conditions stated on the back of this receipt are fulfilled, no conditional coverage shall take effect and this payment will be refunded. All premium checks must be made payable to Western Reserve Life. Do not make checks payable to the agent or leave payee blank.

No Agent can waive any of the conditions stated on this receipt

Signature of Agent

I have received and read this Conditional Receipt. It has been explained to me by the Agent and I understand and agree to all the conditions and limitations.

Signature of Applicant

NOTE: If you do not receive a policy or refund of the amount you paid within 60 days from the date of this receipt, please notify Western Reserve Life Assurance Co. of Ohio, P.O. Box 5068, Clearwater, FL 34618-5068.

                    (This receipt must not be detached unless
                     payment is made at time of application)

                                     (over)

                         NOTICE OF INFORMATION PRACTICES

                   Western Reserve Life Assurance Co. of Ohio

         IMPORTANT: THIS NOTICE MUST BE GIVEN TO THE PROPOSED INSURED(S)
                      WHENEVER AN APPLICATION IS COMPLETED.

SOURCES OF
INFORMATION

        We value your privacy. Your application is our main source of information. As a part of this application, we may, at our expense:

        /bullet/ ask you to have an examination, which may include special tests such as an electrocardiogram, chest x-ray, blood studies, or urinalysis;

        /bullet/ ask physicians, medical practitioners, clinics, hospitals, or other health care providers for information about you;

        /bullet/ obtain information from the Medical Information Bureau and/or a consumer reporting agency. Please refer to the lower portion of this notice for further details about this procedure;

        /bullet/ obtain information from other insurance companies you have applied to in the past. We use this information only for evaluating your insurance application.

SAFEGUARDING
YOUR PRIVACY

        We treat all information about you confidentially. Ordinarily, it will be provided to third parties only if you authorize us in writing to do so. In rare instances, we may be required to provide some or all of the information without your consent. We may send information to state insurance departments at their request as part of their regulatory duties, or to law enforcement facilities in response to a summons or subpoena. We may also release information in our files to our reinsurers and to other life insurance companies to whom you have applied for life and health insurance or to whom a claim for benefits may be submitted.

        On your written request, we will send you a summary or copy of the relevant information obtained in connection with your application.

        Confidential or detailed medical information will only be disclosed through the physician of your choice, with whom you may discuss it. Also, on your request, a copy of any consumer report we obtain on you will be provided to you by the responsible agency.

        We will not send you information we might collect in expectation of or in connection with any claim or civil or criminal proceeding such as information relating to suspected fraud or material misrepresentation.

        We may gather information from you which is used for statistical purposes or marketing research, which will not identify you individually.

CORRECTING
INFORMATION

        If you feel any information in our file is incorrect or incomplete, you may ask us to review it. If we agree, we will make any necessary corrections and inform anyone who received such information within the past two years.

        If we do not agree, you may file a statement of dispute with us. We will send that statement to anyone receiving such information in the past two years. We will also include it in any future disclosure of the disputed information.

                 CONDITIONS UNDER WHICH THIS PAYMENT SHALL CAUSE
                       CONDITIONAL COVERAGE TO TAKE EFFECT

(1) Each and every person proposed for insurance must be insurable and acceptable to WRL under its underwriting rules for the amount, plan and risk classification applied for on the later of: (A) the date of application, or (B) the date of completion of all medical tests and examinations required by WRL.
(2) Any check given for payment must be honored on first presentation. (This receipt and all coverages applied for on the application are void if a check or draft received for payment of the initial premium is not honored for payment when presented for payment on first presentation.)

                  AMOUNT OF CONDITIONAL LIFE INSURANCE COVERAGE

If conditional coverage becomes effective under the terms of this receipt, then the amount of conditional life insurance coverage on any person proposed for insurance is the lesser of: (1) the amount of life insurance applied for on such person, or (2) $300,000 reduced by the amounts payable under all other life insurance or accidental death benefits then in force or pending with WRL.

                        WHEN CONDITIONAL COVERAGE BEGINS

If the conditions listed above are fulfilled, then the amount of conditional coverage specified above shall take effect on the later of: (1) the date of the application, or (2) the date of the completion of all medical tests and examinations required by WRL.

All conditional coverages for each and every person proposed for insurance will be deemed void if the application contains material misrepresentations or is fraudulently completed.

Benefits under this conditional receipt coverage will be denied if any person proposed for insurance commits suicide.

                         WHEN CONDITIONAL COVERAGE ENDS

Conditional coverage shall terminate automatically, without notice, on the earliest of the following dates: (1) the date WRL approves the policy as applied for; (2) 10 days following any counteroffer by WRL to offer insurance to any person proposed for insurance under a different plan or at an increased premium or on a different rate class; (3) at the end of the fraction of a year which the payment bears to the premium required to provide one month of insurance coverage in the amount as described above; or (4) at the beginning of the 60th day following the date of this receipt.

                            FAIR CREDIT REPORTING ACT

    We may request an investigative consumer report to help us determine your eligibility for the insurance you have requested. This report may concern your: a) character, b) general reputation, and c) personal characteristics such as health, occupation, and finances, except as may be related directly or indirectly to your sexual orientation. When applicable, it will also concern information on such matters as your driving record, health history, use of alcohol or drugs and hazardous sports participation.

    The consumer reporting agency may obtain information by interviewing you or members of your family, business associates, financial institutions, and acquaintances. You may ask that the agency interview you in person or by telephone.

    The agency may also check public records such as police and motor vehicle records.

    This information is for insurance purposes only. We will not reveal it to anyone without your authorization. However, the consumer reporting agency may retain and release information to others under certain circumstances. If you ask and give proper identification, the agency will provide you with a copy of the report and explain their retention and release practices.

    Please contact us if you wish to know more about the nature and scope of these reports and how we use them.

                   THE MEDICAL INFORMATION BUREAU PRE-NOTICE

    The Medical Information Bureau ("MIB") is a non-profit organization of life insurance companies which operates as an information exchange for its members.

    We may make reports to the MIB regarding factors affecting your insurability. Underwriting decisions, however, are not reported to the MIB. If you apply to another Bureau member company for life or health insurance or submit a claim for benefits, the MlB will, upon request, provide that company with information in its file.

    Upon your written request, the MIB will arrange for disclosure to you of any information it has in your file.

    If you feel the information in the MIB's file is incorrect, you may contact the MIB and seek a correction in accordance with procedures outlined in the Federal Fair Credit Reporting Act. The address of the MIB's office is: MIB, Inc.; P.O. Box 105, Essex Station; Boston, MA 02112. MIB's telephone number:
    (617) 426-3660

    If you would like to know more about how we collect, evaluate and control information about you as one of our applicants for insurance, our sales representatives will be happy to assist you or you may contact us at our office:

ANY OTHER                           WESTERN RESERVE LIFE ASSURANCE CO.
QUESTIONS?                          P.O. BOX 5068
                                    CLEARWATER, FLORIDA 34618-5068
                                    1-813-587-1800

APP

LIFE APPLICATION -Page One

                        APPLICATION FOR LIFE INSURANCE TO
                    WESTERN RESERVE LIFE ASSURANCE CO.OF OHIO
                                 A STOCK COMPANY
                     P.O.BOX 5068 CLEARWATER, FL 34618-5068
PLEASE USE
BLACK INK.
Questions 1 through 14 relate to the
PROPOSED PRIMARY INSURED

1. NAME  (First,Middle,Last)

2. SEX [ ] M [ ] F   3. BIRTHDATE (Mo./Day/Yr.)   4. BIRTHPLACE (State)

5. SOCIAL SECURITY NUMBER       6. HEIGHT       7. WEIGHT
 / / / /  / / /  / / / / /

8. RESIDENCE

Street _____________________________________________________
City_____________________________ County ___________________
State ________________ Zip _______________ Years ___________
Address for past 3 years ___________________________________
Telephone Number: __________________________________________

9.OCCUPATION _______________________________________________
  Duties  __________________________________________________
  Annual Income _____________  Net Worth ___________________
  Employer _________________________________________________
  Address __________________________________________________
  _________________________ Zip  ___________ Years _________
  Telephone Number:  _______________________________________

10. LIFE INSURANCE IN FORCE ON PROPOSED PRIMARY
    INSURED [ ] None

Issued
 Year               Company             Amounts of Ins.

____________________________________________________________
____________________________________________________________
____________________________________________________________

11. NAME AND ADDRESS OF APPLICANT (OWNER)
    IF OTHER THAN PRIMARY INSURED
    ________________________________________________________
    ________________________________________________________
    Telephone Number: ______________________________________
TAX I.D. or SOCIAL SECURITY NUMBER             RELATIONSHIP          DOB
 / / / /  / / /  / / / / /
12. SEND PREMIUM
    NOTICES TO:

[ ] Owner's Residence                [ ]Owner's Business
[ ] Other (Indicate in special instructions)

13. PREMIUMS PAYABLE                                     Modal Premium
    [ ] Annual             [ ] Semi-Annual
    [ ] Checkomatic        [ ] Other ______________      $___________

Is this intended to be a 1035 Exchange [ ] Yes  [ ] No

14. BENEFICIARY (Print Full Names)

PRIMARY-                      Percent %        Relationship

CONTINGENT-                   Percent %        Relationship

IF MORE THAN ONE PRIMARY OR CONTINGENT BENEFICIARY IS DESIGNATED, PROCEEDS WILL BE DIVIDED EQUALLY AMONG THE SURVIVORS WITHIN CLASS UNLESS OTHERWISE INDICATED.

Questions 15 through 22 relate to the JOINT or Other Insured (If Insurance Applied For)

15. NAME (First,Middle,Last)

16. BIRTHDATE (Mo./Day/Yr.)              17. BIRTHPLACE (State)

18. SOCIAL SECURITY NUMBER               19. HEIGHT               20. WEIGHT
 / / / /  / / /  / / / / /

21. OCCUPATION                           22. LIFE INSURANCE
                                             (IN FORCE)
                                             $

23. DEPENDENT CHILDREN PROPOSED FOR INSURANCE

Name  Relationship      Birth Date            Height          Weight
A)

B)

C)

D)

Are all children listed? [ ] Yes [ ] No

Are all children living with the primary insured?

[ ] Yes  [ ] No           If not, explain why: ____________________

24. PROPOSED INSURANCE

1.    BASIC PLAN____________________________________
2.    SPECIFIED AMOUNT  $_______________
3.    OPTION TYPE:
      A [ ] Level Benefit
      B [ ] Increasing Benefit
      C [ ] Option B to age 70 then grading down
4.    NO LAPSE GUARANTEE OPTION
            [ ] 5yr. (FWP) [ ] 10yr. (FWP)
5.    RIDERS
[ ]   PRIMARY INSURED RIDER           $__________
[ ]   PRIMARY INSURED RIDER PLUS      $__________
[ ]   OTHER INSURED RIDER (A)         $__________
      PROPOSED INSURED___________________________
[ ]   OTHER INSURED RIDER (B)         $__________
      PROPOSED INSURED___________________________
[ ]   OTHER INSURED RIDER (C)         $__________
      PROPOSED INSURED___________________________
[ ]   CHILDREN'S INSURANCE RIDER      $__________
[ ]   INDIVIDUAL INSURED RIDER (FWP)  $__________
[ ]   INDIVIDUAL INSURED RIDER (FWP)  $__________
[ ]   JOINT INSURED RIDER (FWP)       $__________
[ ]   WEALTH PROTECTION RIDER (FWP)   $__________

Additional Benefits (Primary Insured only)
      [ ] Disability Waiver Rider              $__________
      [ ] Disability Waiver and Income Rider   $__________
      [ ] Accidental Death Benefit             $__________

LIFE APPLICATION - Page Two

Part  II
PLEASE CHECK [X} APPROPRIATE COLUMN. NOTE: QUESTIONS APPLY TO EACH PERSON
                 PROPOSED FOR INSURANCE

                                                                      YES    NO

25. To the best of your knowledge, has any Proposed Insured
    within the last 10 years had or been told by a member of
    the medical profession that he or she had:
    A. Heart murmur, high blood pressure, chest pain, heart
       attack, stroke, or other disorder of the heart or
       circulatory system?                                            [ ]    [ ]

    B. Asthma, Emphysema, Chronic Bronchitis or any other
       Respiratory disorder; colitis, ulcer or any other
       gastrointestinal disorder; hepatitis, liver or kidney
       disorder?                                                      [ ]    [ ]

   C.  Cancer, tumor, polyp, breast, prostate or any other
       reproductive disorder; or any thyroid or endocrine disorder?   [ ]    [ ]

    D. Brain, mental, nervous or seizure disorder; or any
       paralysis or suicide attempt?                                  [ ]    [ ]

    E. Diabetes, sugar, albumin, blood or pus in the urine?           [ ]    [ ]

26. To the best of your knowledge has any Proposed Insured
    within the last 10 years had or been told by a member of
    the medical profession that he or she had:
    A. A diagnosis of AIDS (Acquired Immune Deficiency Syndrome),
       or tested positive for HIV (Human Immunodeficiency Virus)?     [ ]    [ ]
    B. Used amphetamines, heroin, cocaine, marijuana or any
       other illegal or controlled substance except as prescribed
       by a physician?                                                [ ]    [ ]
    C. Been on or are now on prescribed medication or diet?           [ ]    [ ]
    D. Had or been advised to have any hospitalization, surgery or any diagnostic test including, but not limited to,
       electrocardiograms, blood studies, scans, MRI's or other
       test?                                                          [ ]    [ ]
   E.  An examination, treatment, or consultation with a doctor
       other than above?                                              [ ]    [ ]
   F.  Have or have had a parent, brother or sister who has/had
       coronary artery death or disease prior to age 60?              [ ]    [ ]
   G.  Sought or been advised to seek treatment, limit or
       discontinue use of alcohol?                                    [ ]    [ ]

27. To the best of your knowledge have you or any Proposed
    Insured in the last 10 years:
    A. Ever piloted a plane, helicopter or glider, or have any
       intentions of piloting an aircraft?                            [ ]    [ ]
    B. Ever participated in any sport, avocation or hobby such as skin-diving, skydiving, automobile or motorcycle racing,
       mountain climbing, or have you any intention to do so?         [ ]    [ ]

    C. Has any Proposed Insured had their driver's license
       restricted, revoked, or been cited for a moving violation?
       Give reason, Driver's License Number and Licensed State.       [ ]    [ ]
28. Has any Proposed Insured ever been convicted of a
    misdemeanor or felony?                                            [ ]    [ ]
29. Ever been declined, rated, postponed for insurance or
    reinstatement of life, accident or sickness insurance or
    has a policy ever been cancelled or renewal refused?              [ ]    [ ]

30. Will the insurance applied for on any proposed insured
    replace or change any existing annuity or life policy
    issued by this or any other company? If yes, complete
    replacement forms.                                                [ ]    [ ]

31. Is there an application for life, accident, or sickness
    insurance now pending or contemplated on any proposed
    insured with this or any other company?                           [ ]    [ ]

DETAILS OF "YES" ANSWERS. Include: a. Identity of person, b. Question Number, c. Diagnosis and treatment, d. Results, e. Dates and durations, f. Names and addresses of all attending physicians and medical facilities.

LIFE APPLICATION - Page Three

32. Have any proposed insured(s) used tobacco in the last twelve months?
    [ ] Yes  [ ] No        Name:_____________________

33. RATE CLASS QUOTED (MUST BE COMPLETED)

Primary Insured   [ ] Ult. Select         [ ] Select      [ ] Ult. Standard
                  [ ] Standard            [ ] Juvenile

Other Insured (A) [ ] Ult. Select         [ ] Select      [ ] Ult. Standard
                  [ ] Standard            [ ] Juvenile

Other Insured (B) [ ] Ult. Select         [ ] Select      [ ] Ult. Standard
                  [ ] Standard            [ ] Juvenile

Other Insured (C) [ ] Ult. Select         [ ] Select      [ ] Ult. Standard
                  [ ] Standard            [ ] Juvenile

34. Name and address of personal physician (If none, so state)
     PRIMARY INSURED           JOINT OR OTHER INSURED             CHILDREN
________________________   ______________________________  _____________________
________________________   ______________________________  _____________________
________________________   ______________________________  _____________________
Date and reason last       Date and reason last            Date and reason last
consulted a physician      consulted a physician           consulted a physician
________________________   ______________________________  _____________________
________________________   ______________________________  _____________________

35. Personal Financial Statement

(a)                        Gross Income Current Year  $____________
(b)                        Marginal Tax Bracket       $____________
(c)                        Assets                     $____________
(d)                        Liabilities                $____________
(e)                        Net Worth                  $____________
(f)                        Net Worth (exclusive of    $____________
                           home furnishings,
                           automobiles)

COMPLETE FOR CORPORATION, PARTNERSHIP, PENSION OR TRUST
(a) Current estimated value                      $_________________
(b) Assets                              Liquid   $_________________

                                       Nonliquid $_________________
(c) Liabilities                                  $_________________

For over $1 million applied coverage complete a separate financial questionnaire.

36. Sub-Account Allocation

                 ALLOCATION ELECTION* (FOR VARIABLE PLANS ONLY)

SUBACCOUNT               ALLOCATION   SUBACCOUNT      ALLOCATION    SUBACCOUNT       ALLOCATION
Growth                   __________   Global          __________    C.A.S.E. Growth  __________
Strategic Total Return   __________   Growth & Income __________    U.S. Equity      __________
Emerging Growth          __________   Aggressive      __________    Int'l Equity     __________
Money Market             __________   Balanced        __________    Other            __________
Bond                     __________   Tactical Asset  __________    Other            __________
Fixed                    __________   Value Equity    __________    Other            __________

* Allocation must be at least 10% and a whole number                                    100%

CUSTOMER'S MAIN INVESTMENT
                OBJECTIVES:       [ ] SAFETY OF PRINCIPAL  [ ] INCOME
                                  [ ] LONG-TERM GROWTH     [ ] TRADING PROFITS
                                  [ ] OTHER

37. Suitability for Variable Life Insurance Policy                   YES     NO

COMPLETE FOR ALL VARIABLE PLANS:

(a) Have you, the Proposed Insured, and Purchaser, if other than the Proposed Insured, received the current Prospectus for
    the policy?...................................................  [ ]     [ ]

(b) DO YOU UNDERSTAND THAT UNDER THE POLICY APPLIED FOR (EXCLUSIVE
    OF ANY OPTIONAL BENEFITS), THE AMOUNT OF DEATH BENEFIT AND THE
    ENTIRE AMOUNT OF THE POLICY CASH VALUE MAY INCREASE OR DECREASE
    DEPENDING UPON INVESTMENT EXPERIENCE?.........................  [ ]     [ ]

(c) With this in mind, is the policy in accord with your insurance
    objectives and your anticipated financial needs?..............  [ ]     [ ]

                       TO BE COMPLETED BY APPLICANT/OWNER

TELEPHONE TRANSFER AUTHORIZATION: (See Prospectus for telephone transfer procedures.) Your policy applied for, if issued, will automatically receive telephone transfer privileges described in the applicable prospectus unless instructions to the contrary are indicated below. These privileges allow you to give the registered representative/agent of record for this policy authority to make telephone transfers and to change the allocation of future payments among the Sub-Accounts and the Fixed Account on your behalf according to your instructions.

[ ] I do NOT want telephone transfer privileges.

Western Reserve Life will not be liable for complying with telephone instructions it reasonably believes to be authentic, nor for any loss, damage, costs or expense in acting on such telephone instructions, and Policyowners will bear the risk of any such loss. Western Reserve Life will employ reasonable procedures to confirm that telephone instructions are genuine. If Western Reserve Life does not employ such procedures, it may be liable for losses due to unauthorized or fraudulent instructions. Such procedures may include, among others, requiring forms of personal identification prior to acting upon such telephone instruction, providing written confirmation of such transactions to Policyowners and/or tape recording of telephone transfer request instructions received.

LIFE APPLICATION - Page Four

                TO BE COMPLETED BY THE REGISTERED REPRESENTATIVE

Will the policy applied for replace or change any existing life insurance policy
or annuity?                                                       [ ] Yes [ ] No

If replacement of existing insurance is involved, have you complied with all state requirements, including any Disclosure and Comparison Statements?
                                                                  [ ] Yes [ ] No

If "No", explain

--------------------------------------------------------------------------------

                       AUTHORIZATION TO OBTAIN INFORMATION

I authorize any physician, medical professional, hospital, clinic, other medical care institution, the Medical Information Bureau, Inc., insurance company, consumer reporting agency, or employer having information available as to employment, other insurance coverage, medical care, advice or treatment with respect to any physical or mental condition regarding me or my children who are to be insured, to give such information to Western Reserve Life Assurance Co. of Ohio, its reinsurers, or any consumer reporting agency except the Medical Information Bureau acting on Western Reserve Life's behalf.

I authorize Western Reserve Life to obtain an investigative consumer report on me.

I understand that this information will be used by Western Reserve Life or its reinsurers, to determine eligibility for life insurance. I agree that this authorization is valid for two and one-half years from the date signed. I know that I have the right to receive a copy of this authorization upon request. I agree that a photographic copy of this authorization is as valid as the original.

I have received a copy of the "Notice of Information Practices" attached to this application.

I also hereby authorize Western Reserve Life to provide it's affiliated companies any and all information provided herein and obtained hereafter on me. This authorization shall be valid from the date signed below until affirmatively withdrawn in writing by myself.

[ ] I elect not to have personal information disclosed to non-affiliates of Western Reserve Life for marketing purposes.

[ ] I elect to be interviewed if an investigative consumer report is prepared in connection with this application.

                                 CERTIFICATION

 Under penalties of perjury, I (the owner) certify (1) that the number shown in question 5 (or the number shown in question 11, if the owner is other than the primary insured) is my correct Taxpayer Identification Number, and (2) that I am not subject to backup withholding because (a) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) if I ever was so notified, the IRS has notified me that I am no longer subject to backup withholding. (If the Internal Revenue Service has notified you that you are subject to backup withholding and you have not received notice from the Service that backup withholding has terminated, you should strike out the language in (2) above that you are not subject to backup withholding due to notified payee underreporting.)

                                 REPRESENTATIONS

I represent that the statements and answers in this application are true and complete to the best of my knowledge and belief. I understand that I should consult my own tax advisor and/or legal counsel as to the consequences of using this product in conjunction with my own particular tax or financial plan.

It is agreed that:

   (a) the statements and answers given in this application, and any amendments or application supplements to it or statements made to the medical examiner, will be the basis of any insurance issued;

   (b) no agent or medical examiner has the authority to make or alter any contract for the Company;

   (c) if a premium deposit is given in exchange for the Conditional Receipt, no insurance shall take effect unless all of the conditions set out in that receipt are satisfied;

   (d) if a premium deposit is not given, no insurance shall take effect unless all of the following conditions are satisfied;

       (1) a policy issued by the Company is delivered to and accepted by the owner during the lifetime of each person to be covered by such policy, (2) the full first premium is paid, and (3) the health and insurability of each person proposed for insurance has not changed since the date of this application.

Signed at _________________________________________________
                        (City and State)

on_________________________________________, 19____________

___________________________________________________________
Signature of proposed insured (Child over age 15 must sign)

___________________________________________________________
Signature of Agent                     State License Number

___________________________________________________________
Social Security Number of Agent            Print Agent Name

___________________________________________________________
Signature of Joint Insured or OIR (A)

___________________________________________________________
Signature of OIR (B)

___________________________________________________________
Signature of OIR (C)

___________________________________________________________
Signature of applicant (owner) other than proposed insured
(If business insurance, show title of officer and name of firm.) (If proposed insured is under age 18, parent must sign.)

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                                  P.O. BOX 5068
                            CLEARWATER, FLORIDA 34618

                                  FRAUD WARNING

       THE FOLLOWING STATES REQUIRE THAT INSURANCE APPLICANTS ACKNOWLEDGE
                           A FRAUD WARNING STATEMENT.
 PLEASE REFER TO THE FRAUD WARNING STATEMENT FOR YOUR STATE AS INDICATED BELOW.

For applicants in      It is unlawful to knowingly provide false, incomplete, or
COLORADO:              misleading facts or information to an insurance company
                       for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado
                       Division of Insurance within the Department of Regulatory
                       Agencies.

                       _____________________________________  __________________
                       Applicant's Signature                  Date

For applicants in      Any person who knowingly and with intent to injure,
FLORIDA:               defraud, or deceive any insurer files a statement of
                       claim or an application containing any false, incomplete, or misleading information is guilty of a felony in the third degree.

                       _____________________________________  __________________
                       Applicant's Signature                  Date

For applicants in      Any person who knowingly and with intent to defraud any
KENTUCKY, OHIO, and    insurance company or other person files an application
PENNSYLVANIA:          for insurance or a statement of claim containing any
                       materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

                       _____________________________________  __________________
                       Applicant's Signature                  Date

For applicants in      Any person who includes any false or misleading
NEW JERSEY:            information on an application for an insurance policy is
                       subject to criminal and civil penalties.
                       _____________________________________  __________________
                       Applicant's Signature                  Date

                   Western Reserve Life Assurance Co. of Ohio
                                  The "Company"
                    P.O. Box 5068 o Clearwater, FL 34618-5068

                                 AGENT'S REPORT

1. How long have you known the Proposed Insured?

   _____________________________________________________________________________

2. To your knowledge, has any Proposed Insured used tobacco within the past 12 months? [ ] Yes [ ] No

3. Did you give the "Notice of Information Practices" to the Proposed Insured? (If applicable) [ ] Yes [ ] No

4. Are you submitting or do you plan to submit an application on any Proposed Insured on this application to any other company? [ ] Yes [ ] No

      Company Name________________________________

      Amount $____________________________________

      Total amount to be placed with all companies
      $___________________________________________

5. MEDICAL EXAMINATION

   If you are arranging for the Medical Requirements, please check the items ordered:

   [ ] SMA-Blood Profile       [ ] HOS

   [ ] Paramedical Exam        [ ] EKG

   [ ] Doctor's Exam           [ ] TVC

   [ ] Stress EKG              [ ] Request that Application
   Paramedical Service Used:       Link order Medical
   __________________________      Requirements

6. Was money taken with the application? [ ] Yes [ ] No

   Amount $______________________

   If "Yes," was the Conditional Receipt completed and given to the applicant?
   [ ] Yes [ ] No

7. Did you ask all questions in the presence of the Proposed Insureds
   [ ] Yes [ ] No

   Is any insured traveling or residing in a foreign country within the next 12 months? [ ] Yes [ ] No

8. Are you aware of anything about the health, habits, avocation, environment or mode of life, except as may be related directly or indirectly to sexual orientation, which may affect the insurability of any person proposed for insurance? [ ] Yes [ ] No

   _____________________________________________________________________________

   _____________________________________________________________________________

9. If Proposed Insured is a juvenile (ages 0 through 15):
   (a) Did you personally see child? [ ] Yes [ ] No
   (b) Does child live with parents? [ ] Yes [ ] No

       (If "No," explain.)_______________________________

   _____________________________________________________________________________

   (c) Life Insurance in force on Payor's life.  $_____________
   (d) Life Insurance applied for or in force on brothers and sisters:__________________________________________

       _________________________________________________________________________

10. Is Proposed Insured or Owner related to any InterSecurities, Inc. officer or employee? [ ] Yes [ ] No

11. Is Proposed Insured or Owner a licensed Representative of any Broker/Dealer
    [ ] Yes [ ] No
    If "Yes" Name and Address of Broker/Dealer

   _____________________________________________________________________________

12. TYPE OF SALE (CHECK TWO)
    [ ] Direct                                     [ ] Pension or Profit Sharing
    [ ] Personal Needs Analysis                    [ ] Salary Savings (EICS)
    [ ] Estate Planning                            [ ] Gift
    [ ] Business Insurance                         [ ] Salary Allotment

    PURPOSE OF POLICY
    Personal Insurance                             Business Insurance
    [ ] Mortgage                                   [ ] Buy-Sell
    [ ] Retirement                                 [ ] Key Employee
    [ ] Education                                  [ ] Executive Bonus
    [ ] Estate Liquidity                           [ ] Deferred Compensation
    [ ] Income to Family                           [ ] Split Dollar
    [ ] Cash Accumulation                          [ ] Reserve Split Dollar
    [ ] Wealth Replacement                         [ ] Other________________

13. REMARKS: (Check the address provided by the Applicant for each attending physician against your local directory. If different, state correct address.)

________________________________________________________________________________

________________________________________________________________________________

             PLEASE PRINT
                                        AGENT'S SOCIAL
AGENT'S NAME________________________    SECURITY NUMBER_________________________

AGENT NO.___________________________    STATE LICENSE NO._______________________

AGENT'S
TELEPHONE___________________________    AGENT'S FAX NO._________________________

PRODUCTION TO BE
SPLIT WITH AGENT NAME_______________    AGENT NO.____________ PERCENT___________

I submit this application assuming full responsibility for delivery of any coverage issued and for immediate transmittal to the Company of the first premium when collected. I know of no condition affecting the insurability of any person proposed for insurance not fully set forth herein. I certify that a Notice of Information Practices statement was given to the Applicant when this application was taken. (If applicable)

$____________ has been paid by the Applicant with this application._______________________________________________________________
                                    Signature of Writing Agent

CMC__________

                    AUTHORIZATION AGREEMENT FOR PREAUTHORIZED PAYMENTS

                              ATTACH VOIDED SAMPLE
                                OF YOUR PERSONAL
                                   CHECK HERE

So that you may comply with your depositor's authorization and direction as set forth on the reverse side hereof, this Company agrees:

     1. To indemnify you and hold you harmless from any loss you may suffer as a consequence of your actions resulting from or in connection with the execution and issuance of any check or draft, whether or not genuine, or payment of any preauthorized ACH electronic fund transfer debit received by you in the regular course of business for the purpose of payment to this Company, including any cost or expenses reasonably incurred in connection therewith.

     2. In the event that any such check, draft or debit shall be dishonored whether with or without cause, and whether intentionally or inadvertently, to indemnify you for any loss even though dishonor results in a forfeiture of the insurance.

     3. To defend at our own cost and expense any action which might be brought by any depositor or any other persons because of your actions taken pursuant to the foregoing request, or in any manner arising by reason of your participation in the foregoing plan of premium collections.

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                                    Secretary

Authorized in a resolution adopted by the Executive Committee of the Board of Directors of the WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO on October 29, 1991.

TO:  WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

As a convenience to me, I hereby request and authorize you to obtain payment of amounts becoming due you by initiating charges in the form of check, drafts or debits via ACH electronic fund transfers on my account maintained at the

_____________________________________      _____________________________________
(Name of Bank)                             (Address of Bank)

                          LIST ANY OTHER POLICIES TO BE
                       PAID BY SAME CHECK, DRAFT OR DEBIT

for the payment of each monthly premium under Policy No.____________________ on the life of _____________________________

This authority is to remain in effect until revoked by me in writing, and until you actually receive such notice, I agree that you shall be fully protected in drawing any such check or draft or initiating such debit. I understand that if any such check, draft or debit be dishonored by my Bank and any monthly amount due the WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO is not paid within the time stipulated in the policy, said policy shall become null and void except as otherwise provided therein.

                 To:______________________________________Bank

                 Street Address ______________________________

                 City ___________________ST_______Zip_________

                         AUTHORIZATION FOR PREAUTHORIZED
                                  PAYMENTS TO:
                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                     P.O.BOX 5068, CLEARWATER, FL 34618-5068

As a convenience to me, I hereby request and authorize you to pay and charge to my bank checking account checks or drafts drawn by and payable to the order of WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO or to debit my account identified below via ACH electronic fund transfers provided there are sufficient collected funds in said account to pay the same upon presentation. This authority is to remain in effect until revoked by me in writing, and until you actually receive such notice I agree that you shall be fully protected in honoring any such check, draft or debit. I further agree that if any such check, draft or debit be dishonored, whether with or without cause and whether intentionally or inadvertently, you shall be under no liability whatsoever even though such dishonor results in the forfeiture of insurance.

          _______________ 1 (X)______________________________________

          _______________ 2 (X)______________________________________

               Both Authorized Signatures Required on Joint Accts.
                    PLEASE NOTE: There is an Indemnification
                            Agreement stated above.